Apollo Investment Corporation
Reports Financial Results for the Quarter and Fiscal Year Ended March 31, 2017

Fiscal Fourth Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.17, compared to $0.17 for the quarter ended December 31, 2016

•	Net asset value per share as of the end of the quarter was $6.74 compared to $6.86 as of December 31, 2016, a 1.7% decrease

•	Declared a distribution of $0.15 per share

•	Net leverage as of the end of the quarter was 0.55 x, compared to 0.66 x as of December 31, 2016 providing us with substantial investment capacity to execute our portfolio repositioning strategy

•	Continued to make what we believe to be considerable progress toward the successful execution of our portfolio repositioning strategy including:

◦	Increased first lien debt to 45% of the total portfolio as of the end of the quarter, at fair value

◦	Increased floating rate debt to 84%(1) of the corporate debt portfolio as of the end of the quarter, at fair value

◦	Reduced exposure to non-core assets(2) by $372 million(3) since June 30, 2016 while meaningfully improving the risk profile of the portfolio

◦	Invested over $620 million in our core strategies(4) since July 1, 2016 through May 15, 2017, including more than $200 million since April 1, 2017 bringing net leverage within our target range

New York, NY — May 18, 2017 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its fourth fiscal quarter ended March 31, 2017. The Company’s net investment income was $0.17 per share for the quarter ended March 31, 2017, compared to $0.17 per share for the quarter ended December 31, 2016. The Company’s net asset value (“NAV”) was $6.74 per share as of March 31, 2017 compared to $6.86 as of December 31, 2016.
On May 17, 2017, the Board of Directors declared a distribution of $0.15 per share, payable on July 6, 2017 to shareholders of record as of June 21, 2017.
Mr. James Zelter, Apollo Investment’s Chief Executive Officer, commented, “We have made considerable progress implementing the strategy that we outlined last year including 1) the deployment of capital into assets sourced by the Apollo / Midcap direct origination platform, including investments made pursuant to our co-investment exemptive order, 2) the reduction of our exposure to certain positions and industries which are higher on the risk spectrum and have more volatile returns, and 3) the resolution of several legacy positions.” Mr. Zelter continued, “Looking ahead to fiscal year 2018, we believe that we are well positioned for when opportunities become more attractive given our substantial investment capacity. We will continue to focus on deploying capital into opportunities sourced from the Apollo / MidCap direct origination platform.”
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(1)
The Company has modified the calculation of its interest rate type information.  The interest type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

(2)	Non-core assets include oil & gas, structured credit, renewables, shipping, and commodities.

(3)	Includes the repayment of the Company's investments in Craft 2013-1 which occurred in April 2017.

(4)	Core strategies include corporate lending, aviation, life sciences, asset based and lender finance.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016
Total assets (1)	$2.41		$2.64		$2.65		$2.79		$3.08
Investment portfolio (fair value)	$2.32		$2.53		$2.55		$2.62		$2.92
Debt outstanding (1)	$0.85		$1.03		$1.01		$1.10		$1.31
Net assets	$1.48		$1.51		$1.54		$1.55		$1.65
Net asset value per share	$6.74		$6.86		$6.95		$6.90		$7.28

Debt-to-equity ratio (1)	0.57	x	0.69	x	0.66	x	0.71	x	0.80	x
Net leverage ratio (1) (2)	0.55	x	0.66	x	0.63	x	0.66	x	0.75	x
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(1)	Numbers for March 31, 2016 were updated due to the retrospective application of the new accounting pronouncements (ASU 2015-03 and ASU 2015-15) adopted as of April 1, 2016.

(2)	The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

(in millions)*	Three Months Ended March 31, 2017	Year Ended March 31, 2017
Investments made in portfolio companies	$149.4	$601.1
Investments sold	(38.4)	(219.5)
Net activity before repaid investments	111.0	381.6
Investments repaid	(306.4)	(875.2)
Net investment activity	$(195.4)	$(493.6)

Portfolio companies at beginning of period	85	89
Number of new portfolio companies	13	37
Number of exited portfolio companies	(12)	(40)
Portfolio companies at end of period	86	86

Number of investments made in existing portfolio companies	10	26
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* Totals may not foot due to rounding.

OPERATING RESULTS

(in millions) *	Three Months Ended March 31, 2017	Year Ended March 31, 2017
Net investment income	$37.3	$149.2
Net realized and change in unrealized gains (losses)	(29.2)	(130.9)
Net increase (decrease) in net assets resulting from operations	$8.1	$18.4

(per share) *
Net investment income on per average share basis	$0.17	$0.67
Net realized and change in unrealized gain (loss) per share	(0.13)	(0.59)
Earnings per share — basic	$0.04	$0.08
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* Totals may not foot due to rounding.

SHARE REPURCHASE PROGRAM
On September 15, 2016, the Company announced that its Board of Directors expanded the Company’s stock repurchase program by $50 million which increased the total amount available to be repurchased to $150 million.
During the three months ended March 31, 2017, the Company did not repurchase any shares. During the year ended March 31, 2017, the Company repurchased 6,461,842 shares at weighted average price per share of $5.87 inclusive of commissions, for a total cost of $37.9 million.
Since the inception of the share repurchase program and through March 31, 2017, the Company repurchased 17,046,697 shares at weighted average price per share of $5.89 inclusive of commissions, for a total cost of $100.4 million.

CONFERENCE CALL / WEBCAST AT 10:00 AM EDT ON MAY 18, 2017
The Company will host a conference call on Thursday, May 18, 2017 at 10:00 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #99579978 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Event Calendar in the Investor Relations section of our website at www.apolloic.com. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through June 12, 2017 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID # 99579978. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of the Company’s website at www.apolloic.com.
SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available on the Investor Relations section of the Company’s website at www.apolloic.com.

Our portfolio composition and weighted average yields as of March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016 were as follows:

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Portfolio composition, at fair value:
Secured debt	75%	69%	64%	65%	65%
Unsecured debt	7%	10%	9%	9%	9%
Structured products and other	7%	9%	12%	12%	11%
Preferred equity	1%	1%	3%	3%	3%
Common equity/interests and warrants	10%	11%	12%	11%	12%
Weighted average yields, at amortized cost, exclusive of investments on non-accrual status (1):
Secured debt portfolio	10.2%	10.9%	11.0%	11.0%	11.0%
Unsecured debt portfolio	11.1%	10.7%	10.8%	10.8%	10.7%
Total debt portfolio	10.3%	10.9%	11.0%	11.0%	11.0%
Interest Rate Type, at fair value (2):
Fixed rate amount	$0.2 billion	$0.2 billion	$0.2 billion	$0.3 billion	$0.3 billion
Floating rate amount	$1.1 billion	$1.0 billion	$0.9 billion	$0.8 billion	$1.0 billion
Fixed rate, as percentage of total	16%	16%	21%	23%	24%
Floating rate, as percentage of total	84%	84%	79%	77%	76%
Interest Rate Type, at amortized cost (2):
Fixed rate amount	$0.2 billion	$0.2 billion	$0.2 billion	$0.3 billion	$0.4 billion
Floating rate amount	$1.0 billion	$1.0 billion	$0.9 billion	$0.9 billion	$1.0 billion
Fixed rate, as percentage of total	17%	17%	22%	24%	26%
Floating rate, as percentage of total	83%	83%	78%	76%	74%
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(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)
The Company has modified the calculation of its interest rate type information.  The interest type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.  Prior periods have been modified to reflect this definition.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	March 31, 2017	March 31, 2016

Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,510,980 and $2,052,896, respectively)	$1,402,409	$1,790,294
Non-controlled/affiliated investments (cost — $417,471 and $216,202, respectively)	239,050	272,558
Controlled investments (cost — $676,972 and $829,029, respectively)	675,249	853,977
Total investments at fair value (cost — $2,605,423 and $3,098,127, respectively)	2,316,708	2,916,829
Cash and cash equivalents	9,783	16,521
Foreign currencies (cost — $1,494 and $2,354, respectively)	1,497	2,384
Receivable for investments sold	40,226	79,625
Interest receivable	17,072	29,749
Dividends receivable	6,489	9,509
Deferred financing costs	17,632	14,497
Prepaid expenses and other assets	713	9,523
Total Assets	$2,410,120	$3,078,637

Liabilities
Debt	$848,449	$1,312,960
Payable for investments purchased	13,970	25,091
Distributions payable	32,954	45,231
Management and performance-based incentive fees payable	16,306	31,124
Interest payable	7,319	7,444
Accrued administrative services expense	2,250	2,015
Other liabilities and accrued expenses	7,075	9,191
Total Liabilities	$928,323	$1,433,056

Net Assets	$1,481,797	$1,645,581

Net Assets
Common stock, $0.001 par value (400,000,000 shares authorized; 219,694,654 and 226,156,496 shares issued and outstanding, respectively)	$220	$226
Paid-in capital in excess of par	2,924,775	3,026,922
Accumulated underdistributed net investment income	88,134	71,231
Accumulated net realized loss	(1,277,625)	(1,288,141)
Net unrealized loss	(253,707)	(164,657)
Net Assets	$1,481,797	$1,645,581

Net Asset Value Per Share	$6.74	$7.28

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)
Investment Income
Non-controlled/non-affiliated investments:
Interest income	$40,396	$52,412	$167,816	$257,997
Dividend income	—	1,061	2,531	3,885
Other income	1,568	4,355	4,551	11,176
Non-controlled/affiliated investments:
Interest income	3,708	561	4,723	1,194
Dividend income	2,173	4,032	14,485	32,295
Other income	—	70	70	368
Controlled investments:
Interest income	14,551	16,545	67,936	51,116
Dividend income	3,900	6,299	17,750	21,651
Other income	—	—	—	63
Total Investment Income	$66,296	$85,335	$279,862	$379,745
Expenses
Management fees	$12,256	$15,620	$52,934	$66,176
Performance-based incentive fees	2,713	10,159	18,776	43,943
Interest and other debt expenses	14,061	17,315	59,765	80,850
Administrative services expense	1,746	1,835	7,513	6,449
Other general and administrative expenses	3,283	1,050	13,200	8,745
Total expenses	34,059	45,979	152,188	206,163
Management and performance-based incentive fees waived	(4,969)	(5,203)	(21,233)	(19,440)
Expense reimbursements	(84)	(59)	(336)	(235)
Net Expenses	$29,006	$40,717	$130,619	$186,488
Net Investment Income	$37,290	$44,618	$149,243	$193,257
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(61,580)	$(71,334)	$(97,774)	$(154,230)
Non-controlled/affiliated investments	(31,032)	(3,912)	50,014	(5,554)
Controlled investments	—	(22)	(2,173)	(39,736)
Derivatives and others	(126)	(470)	(126)	(470)
Foreign currency transactions	6,222	743	8,236	4,626
Net realized losses	(86,516)	(74,995)	(41,823)	(195,364)
Net change in unrealized losses:
Non-controlled/non-affiliated investments	63,880	11,635	134,198	(105,316)
Non-controlled/affiliated investments	(2,249)	(4,526)	(185,926)	27,086
Controlled investments	340	1,100	(55,689)	33,680
Derivatives and others	4,046	—	—	—
Foreign currency translations	(8,739)	(1,229)	18,367	2,131
Net change in unrealized losses	57,278	6,980	(89,050)	(42,419)
Net Realized and Change in Unrealized Losses	$(29,238)	$(68,015)	$(130,873)	$(237,783)
Net Increase (Decrease) in Net Assets Resulting from Operations	$8,052	$(23,397)	$18,370	$(44,526)
Earnings (Loss) Per Share — Basic	$0.04	$(0.10)	$0.08	$(0.19)
Earnings (Loss) Per Share — Diluted	N/A	$(0.10)	N/A	$(0.19)

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
(212) 822-0625
ebesen@apollolp.com